UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2006

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of March 15, 2006, the Board of Directors of American Media Operations, Inc. (“AMOI”) voted to increase the Board of Directors from seven to nine members. Saul D. Goodman was elected by the Board of Directors to serve as a director of AMOI and as a member of the Audit Committee of the Board of Directors and Richard Bressler was elected by the Board of Directors to serve as a director of AMOI. It is expected that Mr. Bressler will serve as a member of the Audit Committee of the Board of Directors of AMOI.

As of March 15, 2006, Neeraj Mital resigned as a member of the Audit Committee of the Board of Directors. He continues to serve as a director of AMOI.

Mr. Goodman is a Senior Managing Director of Evercore Partners LLP. Mr. Bressler is a Managing Director and Head of the Strategic Resource Group of Thomas H. Lee Partners, L.P. Evercore Partners II LLC beneficially owns 23.6% of the Class A Units of EMP Group L.L.C. (the “LLC”). Thomas H. Lee Equity Fund V L.P. beneficially owns 59.5% of the Class A Units of the LLC. The LLC is the indirect parent of AMOI.

For a discussion of the transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K, see “Item 13. Certain Relationships and Related Transactions” in AMOI’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC.
(Registrant)

Date: March 21, 2006	By:	/s/ Carlos A. Abaunza
	Name:	Carlos A. Abaunza
	Title:	Senior Vice President/Chief Financial Officer